Exhibit 4.3

ALESCO FINANCIAL INC.

7.625% Contingent Convertible Senior Notes due 2027

Registration Rights Agreement

May 15, 2007

RBC Capital Markets Corporation

One Liberty Plaza, 165 Broadway

New York, NY 10006-1404

Ladies and Gentlemen:

Alesco Financial Inc., a Maryland corporation (the “Company”), proposes to issue and sell to RBC Capital Markets Corporation (the “Initial Purchaser”) upon the terms set forth in a purchase agreement dated May 9, 2007 (the “Purchase Agreement”), $115,000,000 aggregate principal amount (plus up to an additional $25,000,000 principal amount) of its 7.625% Contingent Convertible Senior Notes due 2027 (the “Securities”). The Securities will be convertible into shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), at the conversion price set forth in the Final Offering Memorandum dated May 9, 2007. The Securities will be issued pursuant to an Indenture, dated as of May 15, 2007 (the “Indenture”), between the Company and U.S. Bank Trust National Association, as trustee (the “Trustee”). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of the Holders (as hereinafter defined), as follows:

1. Definitions.

(a) Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following defined terms shall have the following meanings:

“Additional Interest” has the meaning assigned thereto in Section 7(b) hereof.

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Registration Rights Agreement, as the same may be amended from time to time.

“Business Day” means each day on which the New York Stock Exchange is open for trading.

“Closing Date” means the Closing Date as defined in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“DTC” means The Depository Trust Company.

“Default Date” has the meaning assigned thereto in Section 7(b) hereof.

“Default Period” has the meaning assigned thereto in Section 7(b) hereof.

“Default Termination Date” has the meaning assigned thereto in Section 7(b) hereof.

“Effective Time” means the time at which the Commission declares the Shelf Registration Statement effective or at which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” has the meaning assigned thereto in Section 3(a)(iii) hereof.

“Event of Default” has the meaning assigned thereto in Section 7(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

“Managing Underwriters” means the investment banker(s) or manager(s) that shall administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

“NASD Rules” means the rules of the National Association of Securities Dealers, Inc., as amended from time to time.

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Appendix A hereto.

“Person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

“Registrable Securities” means all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Common Stock issuable upon conversion of such Securities; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

“Registration Expenses” shall mean any and all expenses incident to the Company’s performance of and compliance with this Agreement, including without limitation: (i) all registration and filing fees and expenses (including, without limitation, fees and expenses (x) with respect to filings to be made pursuant to the NASD Rules and (y) incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities)); (ii) all expenses of any persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, the Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement; (iii) all rating agency fees; (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws; (v) expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC; (vi) the fees and disbursements of the Trustee and its counsel; (vii) the fees and disbursements of counsel for the Company; and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

“Registration Period” has the meaning assigned thereto in Section 2(b)(i) hereof.

“Restricted Security” means any Security or share of Common Stock issuable upon conversion thereof except any such Security or share of Common Stock that (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto, but not Rule 144A under the Securities Act) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto, but not Rule 144A under the Securities Act), or (iii) has otherwise been transferred and a new Security or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with Section 3.5 of the Indenture.

“Rule 430B Information” means any information included in a Prospectus that was omitted from the Shelf Registration Statement at the time it became effective but that is deemed to be part of and included in such Shelf Registration Statement pursuant to Rule 430B under the Securities Act.

“Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a “shelf” registration statement of the Company (which may include an automatic shelf registration statement if the Company is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act) filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended from time to time.

“Underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under the Shelf Registration Statement.

“Underwritten Offering” has the meaning assigned thereto in Section 6 hereof.

(b) Wherever there is a reference in this Agreement to a percentage of the “principal amount” of Registrable Securities or to a percentage of Registrable Securities, Common Stock shall be treated as representing the principal amount of Securities that was surrendered for conversion or exchange in order to receive such number of shares of Common Stock.

2. Shelf Registration.

(a) The Company shall, no later than 90 calendar days following the Closing Date, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable and in any event no later than 180 calendar days following the Closing Date; provided, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder.

(b) The Company shall use its reasonable efforts:

(i) to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders until the earliest of: (A) the date when all Registrable Securities covered by the Shelf Registration Statement have been sold in accordance with the Shelf Registration Statement; (B) the date when the Holders are able to sell or transfer to the public all Registrable Securities immediately without restriction pursuant to Rule 144 of the Securities Act, or any successor rule thereto (assuming for the purposes hereof that the Holders are not Affiliates of the Company); and (C) two years after the last day of original issuance of the Securities (the “Effective Date”) (such period being referred to herein as the “Registration Period”). The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the Registration Period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is (1) required by applicable law and the Company thereafter promptly complies with the requirements of Section 3(j) below or (2) permitted pursuant to Section 2(c) below;

(ii) after the Effective Time, promptly upon the request of any Holder that is not then an Electing Holder, to take any action reasonably necessary to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement as contemplated by Section 3(a)(ii) hereof; provided, however, that nothing in this subparagraph shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof; and

(iii) if at any time the Securities, pursuant to Article XII of the Indenture, are convertible into securities other than Common Stock, to cause, or to cause any successor under the Indenture to cause, such securities to be included in the Shelf Registration Statement no later than the date on which the Securities may then be convertible into such securities.

(c) The Company may suspend the use of the Prospectus for a period not to exceed 45 days in any 90-day period or an aggregate of 90 days in any 360-day period if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments, public filings with the Commission and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

3. Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply:

(a)(i) Not less than 30 calendar days prior to the Effective Time, the Company shall mail the Notice and Questionnaire to the Holders. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company, together with any other information the Company may reasonably request, by the deadline for response set forth therein; provided, however, Holders shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company and still be named as a selling securityholder in the Shelf Registration Statement at the Effective Time.

(ii) After the Effective Time, the Company shall, upon the request of any Holder that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. The Company shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to the Company. Upon receipt of a completed and signed Notice and Questionnaire, the Company shall as promptly as practicable thereafter, and in any event upon the later of (A) fifteen (15) days after the date of receipt of such Notice and Questionnaire or (B) if the use of the Prospectus has been suspended by the Company under Section 2(c) hereof at the time of receipt of the Notice and Questionnaire, fifteen (15) days after the expiration of the period during which the use of the Prospectus is suspended, (1) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and file a supplement to the Prospectus or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, (2) if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date that is seventy-five (75) days after the date such post-effective amendment is required by this clause to be filed. Notwithstanding the foregoing, the Company shall not be required to file more than one post-effective amendment to the Shelf Registration Statement solely for the purpose of naming a Holder as a selling securityholder in the Shelf Registration Statement during any calendar quarter; provided, however, that the Shelf Registration Statement shall include the disclosure required by Rule 430B under the Securities Act in order to enable the Company to add selling securityholders to the Shelf Registration Statement pursuant to the filing of prospectus supplements; and provided, further, that if the Company is then able to name a selling securityholder to the Shelf Registration Statement by means of either a supplement to the related Prospectus or a post-effective amendment, the Company shall file a prospectus supplement to name the Holder as a selling securityholder in the Shelf Registration Statement.

(iii) The term “Electing Holder” shall mean any Holder that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof.

(b) Before filing any Shelf Registration Statement or Prospectus or any amendments or supplements (other than supplements or post-effective amendments solely for the purpose of naming one or more Electing Holders as selling securityholders) thereto with the Commission, the Company shall furnish to the Initial Purchaser and its counsel copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the Commission such comments as the Initial Purchaser reasonably shall propose within five Business Days of the delivery of such copies to the Initial Purchaser. The Company shall (i) if an Electing Holder so requests, furnish to each Electing Holder, prior to the Effective Time, a copy of the Shelf Registration Statement initially filed with the Commission, and shall furnish to such Holders, prior to the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall use its reasonable efforts to reflect in each such document, at the Effective Time or when so filed with the Commission, as the case may be, such comments as such Holders and their respective counsel reasonably may propose within five (5) Business Days of the delivery of such copies to the Holders, and (ii) name the Electing Holders as selling securityholders in the Shelf Registration Statement.

(c) The Company shall promptly take such action as may be necessary so that (i) the Shelf Registration Statement and any amendment thereto and the Prospectus and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act, the Exchange Act and the Rules and Regulations, (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company shall promptly notify each Electing Holder by posting notice through the systems of the Depositary Trust Company:

(i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

(iii) if the Company receives any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(iv) of the happening of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

A notice pursuant to clauses (ii) through (iv) above may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made or such other action is taken to remedy the fact or event that led to the suspension of the use of the Prospectus.

(e) The Company shall use commercially reasonable efforts: (i) to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement; (ii) if issued, to obtain the withdrawal of any such order at the earliest possible time; and (iii) to provide, as promptly as reasonably practicable, notice to each Electing Holder of the withdrawal of such order.

(f) If an Electing Holder so requests, the Company shall furnish to such Electing Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, but excluding other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement, provided, however, that upon written request of an Electing Holder, the Company shall furnish to such Electing Holder, without charge, copies of such reports, other documents and exhibits.

(g) The Company shall, during the Registration Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Electing Holder may reasonably request. The Company consents (except during the periods specified in Section 2(c) above or during the continuance of any event described in clauses (ii) through (iv) of Section 3(d) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Registration Period.

(h) The Company shall: (i) prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request; (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement; and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h); (B) file any general consent to service of process in any jurisdiction where it is not then so subject; or (C) take any action that would subject it to taxation in any jurisdiction where it is not then so subject.

(i) Except with respect to Registrable Securities in book-entry only form, the Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which shall be free of any restrictive legends and in such denominations and registered in such names as the Electing Holders may request a reasonable period of time prior to sales of such Registrable Securities pursuant to the Shelf Registration Statement.

(j) Upon the occurrence of any fact or event contemplated by clauses (ii) through (iv) of Section 3(d) above during the Registration Period, the Company shall promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document or take such other action so that, (A) with respect to clauses (ii) and (iii) of Section 3(d), the fact or event which has led to the suspension of the use of the Prospectus is remedied, and (B) with respect to clause (iv) of Section 3(d), as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company provides notice to the Electing Holders of the occurrence of any fact or event contemplated by clauses (ii) through (iv) of Section 3(d) above along with an instruction to suspend the use of the Prospectus, each Electing Holder agrees not to sell any Registrable Securities pursuant to such Prospectus and to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made or such other action is taken to remedy the fact or event that led to the suspension of the use of the Prospectus.

(k) Not later than the Effective Time, the Company shall provide a CUSIP number for the Registrable Securities that are debt securities.

(l) The Company will comply with all Rules and Regulations to the extent and so long as they are applicable to the Shelf Registration Statement and will make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period. For purposes of this paragraph, the term “effective date” with respect to the Shelf Registration Statement shall have the meaning assigned to it in paragraph (c) of Rule 158 (or any successor provision thereto) under the Securities Act.

(m) Not later than the Effective Time, the Company shall cause the Indenture to be qualified under the Trust Indenture Act by including or incorporating by reference such Indenture as an exhibit to the shelf registration statement prior to the time such shelf registration statement becomes or is declared effective. In connection with such qualification, the Company shall cooperate with the Trustee and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute, and shall use its best efforts to cause the Trustee to execute, all documents that may be required to effect any such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n) The Company shall not permit any securities other than Registrable Securities to be included in the Shelf Registration Statement.

(o) The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering) and take all other appropriate and reasonable action in order to expedite and facilitate the registration and disposition of the Registrable Securities.

(p) The Company shall: (i) make available for inspection by the Electing Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by such Electing Holders or any such underwriter, at reasonable times and in a reasonable manner, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; and (ii) cause the Company’s officers, directors and employees to supply all information reasonably requested by such Electing Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided that such inspection and information gathering shall, to the greatest extent possible, be coordinated by one counsel designated by and on behalf of the Electing Holders and other parties; provided, further, that such persons shall, at the Company’s request, first agree in writing with the Company that such person will not engage in any transaction involving securities of the Company in violation of applicable law (including, without limitation, federal securities laws prohibiting trading on the basis of material non-public information) and that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless such disclosure is required by law (including without limitation, in connection with the disposition of Registrable Securities pursuant to the Shelf Registration Statement) or is made in connection with a court proceeding, or such records, information or documents become available to the public generally or lawfully through a third party without an accompanying obligation of confidentiality.

(q) The Company will use its reasonable efforts to cause the Common Stock issuable upon conversion of the Registrable Securities to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the 15th calendar day following the Closing Date.

(r) In the event that any broker-dealer registered under the Exchange Act shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as an Electing Holder or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) if the NASD Rules shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720 of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

(s) The Company shall use its reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

(t) The Company may require each Electing Holder to furnish to the Company such information regarding the Electing Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably request for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Electing Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

4. Registration Expenses. The Company will bear all Registration Expenses incurred in connection with the performance of its obligations hereunder. The Company will also bear or reimburse the Electing Holders for the reasonable fees and disbursements of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as counsel for the Holders in connection with the Shelf Registration Statement. Each Electing Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, and, subject to the preceding sentence, the expenses of its own counsel, relating to the sale or disposition of such Electing Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

5. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Electing Holder and each person, if any, who controls any Electing Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state in the Shelf Registration Statement or in any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or is caused by any omission or alleged omission to state a material fact necessary in order to make the statements made in any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) in light of the circumstances under which such statements were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Electing Holder furnished to the Company in writing by such Electing Holder expressly for use in the Shelf Registration Statement, any amendment thereof, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; and provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the Holders in the requisite quantity and on a timely basis to permit proper delivery on or prior to resale) to the person asserting any loss, claim, damage, liability or expense caused by the untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of the resale of such Registrable Securities to such person. In connection with any underwritten offering permitted hereunder, the Company will also indemnify the underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Electing Holders, if requested by such Electing Holders.

(b) Indemnification by the Electing Holders. Each Electing Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state in the Shelf Registration Statement or in any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or is caused by any omission or alleged omission to state a material fact necessary in order to make the statements made in any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) in light of the circumstances under which such statements were made, not misleading, but only with reference to information relating to such Electing Holder furnished to the Company in writing by such Electing Holder expressly for use in the Shelf Registration Statement, any amendment thereof, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. In no event shall the liability of any Electing Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to the Shelf Registration Statement.

(c) Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 5, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Electing Holders and such control persons of any Electing Holders, such firm shall be designated in writing by the Electing Holders holding a majority of the Registrable Securities covered by the Shelf Registration Statement. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution Agreement. To the extent the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Electing Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Electing Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Electing Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of each such Electing Holder that were registered pursuant to the Shelf Registration Statement, and not joint.

(e) Contribution Amounts. The Company and the Electing Holders agree that it would not be just or equitable if contribution pursuant to Section 5(d) were determined by pro rata allocation (even if the Electing Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 5(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Electing Holder shall be required to contribute any amount in excess of the amount by which the total price at which Registrable Securities sold by such Electing Holder exceeds the amount of any damages that such Electing Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Remedies Not Exclusive. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) Survival of Provisions. The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Electing Holder or any person controlling any Electing Holder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) any sale of the Registrable Securities pursuant to the Shelf Registration Statement.

6. Underwritten Offering. With the prior written agreement of the Company, any Holder who desires to do so may sell Registrable Securities (in whole or in part) in a registration in which such securities are sold to an underwriter for reoffering to the public pursuant to the Shelf Registration Statement (an “Underwritten Offering”). Upon receipt of such a request, the Company shall provide all Holders written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the Underwritten Offering. In any such Underwritten Offering, the Managing Underwriters will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the holders of a majority of the Registrable Securities to be included in such offering; provided, however, that such Managing Underwriters and underwriting arrangements must be reasonably satisfactory to the Company. No Holder may participate in any Underwritten Offering contemplated hereby unless (a) such Holder agrees to sell such Holder’s Registrable Securities to be included in the Underwritten Offering in accordance with any approved underwriting arrangements, (b) such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and (c) if such Holder is not then an Electing Holder, such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof within a reasonable amount of time before such Underwritten Offering. Notwithstanding the foregoing, upon receipt of a request from the Managing Underwriters or a representative of holders of a majority of the Registrable Securities to be included in an Underwritten Offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an Underwritten Offering, the Company may delay the filing of any such amendment or supplement for up to 30 days if the Board of Directors of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.

7. Additional Interest.

(a) The occurrence of any of the following will constitute an “Event of Default” hereunder:

(i) the Company fails to file a Shelf Registration Statement with the Commission on or prior to the 90th day following the Closing Date;

(ii) such Shelf Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Closing Date;

(iii) the Company fails to file a post-effective amendment or prospectus supplement to the Shelf Registration Statement, or the post-effective amendment is not declared effective, within the periods required by Section 3(a)(ii) hereof;

(iv) after effectiveness, subject to Section 2(c), the Shelf Registration Statement fails to be effective or useable by the Holders without being succeeded within ten days by the filing of a post-effective amendment or a report with the Commission pursuant to the Exchange Act that, when declared effective by the Commission (if such filing is required to be declared effective), cures the failure to be effective or useable; or

(v) the Shelf Registration Statement ceases to be effective (or the Company prevents or restricts Holders from effecting sales pursuant thereto) for more than 45 days, whether or not consecutive, in any 90-day period, or for more than 90 days, whether or not consecutive, during any 360-day period.

(b) Upon the occurrence of any Event of Default, the Company shall be required to pay additional interest (“Additional Interest”) at a rate per annum equal to one-quarter of one percent (0.25%) of the aggregate principal amount of Registrable Securities that are Securities, from and including the Default Date (as hereinafter defined) to but excluding the Default Termination Date (as hereinafter defined) (the “Default Period”); provided, however, that if the Default Period exceeds 90 days, from and after the 91st day after the Default Date such Additional Interest shall accrue at a rate per annum equal to one-half of one percent (0.50%) of the aggregate principal amount of Registrable Securities that are Securities. The term “Default Date” shall mean: (i) with respect to clause (i) of Section 7(a) above, the 91st calendar day following the Closing Date; (ii) with respect to clause (ii) of Section 7(a) above, the 181st calendar day following the Closing Date; (iii) with respect to clause (iii) of Section 7(a) above, the first day following the date upon which the post-effective amendment was required to be filed or declared effective, as the case may be, pursuant to Section 3(a)(ii) above; (iv) with respect to clause (iv) of Section 7(a) above, the 11th day after the date the Shelf Registration Statement fails to be effective or useable; and (v) with respect to clause (v) of Section 7(a) above, the 31st day of such 90-day period or the 91st day of such 365-day period, as the case may be. The term “Default Termination Date” shall mean (x) with respect to clauses (i) through (iii) of Section 7(a) above, the date the Shelf Registration Statement or the post-effective amendment, as the case may be, is either so filed or so filed and subsequently declared effective, as the case may be, and (y) with respect to clauses (iv) and (v) of Section 7(a) above, the date the Shelf Registration Statement again becomes effective or the Holders of Registrable Securities are again able to make sales under the Shelf Registration Statement. Notwithstanding the foregoing, no Additional Interest shall accrue as to any Registrable Security from and after the earlier of (1) the date such security is no longer a Registrable Security and (2) the expiration of the Registration Period.

(c) Any amounts to be paid as Additional Interest shall be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following the applicable Default Date.

(d) If a Holder has converted some or all of its Securities into Common Stock, the Holder will not be entitled to receive any Additional Interest with respect to such Common Stock or the principal amount of the Securities that have been so converted. In addition, in no event will Additional Interest be payable in connection with an Event of Default relating to a failure to register the Common Stock deliverable upon conversion of the Securities. For avoidance of doubt, if the Company fails to register both the Securities and the Common Stock deliverable upon conversion of the Securities, then Additional Interest will be payable in connection with the Event of Default relating to the failure to register the Securities.

(e) All obligations of the Company set forth in this Section 7 that are outstanding with respect to any Registrable Securities at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such Registrable Security shall have been satisfied in full.

(f) Except as provided in Section 8(a) hereof, the Additional Interest shall be the exclusive monetary remedy available to the Holders for Events of Default. In no event shall the Company be required to pay Additional Interest in excess of the applicable maximum amount of one-half of one percent (0.5%) set forth above, regardless of whether one or multiple Events of Default exist.

8. Miscellaneous.

(a) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Initial Purchaser and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchaser and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 7 hereof, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

(b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company in writing and with the consent of the Holders of a majority in principal amount of the Registrable Securities then outstanding (provided that holders of Common Stock issued upon conversion of Securities shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Securities from which such Common Stock was converted); provided, further, that no consent is necessary from any of the Holders in the event this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holders. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b).

(c) Notices. All notices and other communications provided for or permitted hereunder shall be given as provided in the Indenture.

(d) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities. In the event that any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

(e) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(h) Partial Enforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(i) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours,

ALESCO FINANCIAL INC.

By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	CEO and President

Accepted as of the date hereof

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Peter D. Rittmaster
Name:	Peter D. Rittmaster
Title:	Managing Director

[Registration Rights Agreement]

Appendix A

ALESCO FINANCIAL INC.

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial holder of 7.625% Contingent Convertible Senior Notes Due 2027 (the “Securities”) of Alesco Financial Inc. (the “Company”) or common stock, par value $0.001 per share (the “common stock” and, together with the Securities, the “Registrable Securities”), of the Company issuable upon conversion of the Securities understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of May 15, 2007 (the “Registration Rights Agreement”), between the Company and the initial purchaser named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. Each capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related Prospectus, deliver a Prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including some indemnification provisions, as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the Prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire for receipt by the Company no later than five business days prior to the effectiveness of the Registration Statement so that such beneficial owners may be named as selling securityholders in the related Prospectus at the time of effectiveness; provided, however, that beneficial owners shall have at least 28 calendar days from the date of original mailing of Notice and Questionnaire to return a completed and signed Notice and Questionnaire. Upon receipt of a completed Notice and Questionnaire, together with such other information as the Company may reasonably request, from a beneficial owner after the effectiveness of the shelf registration statement the Company will file as promptly as practicable but in any event no later than 15 days such amendments to the shelf registration statement or supplements to the related Prospectus as are necessary to permit such beneficial owner to deliver such Prospectus to purchasers of Registrable Securities, subject to the Company’s right to suspend the use of the Prospectus, provided that the Company will not be required to file a post-effective amendment more than one time in any calendar quarter for all beneficial owners. The Company has agreed to pay liquidated damages pursuant to the Registration Rights Agreement under some circumstances as set forth therein.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related Prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against some losses arising in connection with statements concerning the undersigned made in the Registration Statement or the related Prospectus in reliance upon the information provided in this Notice and Questionnaire.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a)	Full legal name of Selling Securityholder:

	(b)	Full legal name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

	(c)	Full legal name of the broker-dealer or other third party through which Registrable Securities listed in Item 3 below are held:

	(d)	Full legal name of Depository Trust Company participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item 3 below are held:

	(e)	If Selling Securityholder is not, and is not a wholly-owned subsidiary of a company that is, required to file periodic and other reports (e.g., Forms 10-K, 10-Q, 8-K) with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, identify any natural person(s) who exercise voting power and investment control over any Registrable Securities and provide each such person’s address:

**** PLEASE NOTE THAT THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THESE NATURAL PERSONS BE NAMED IN THE PROSPECTUS ****

2.	Address for Notices to Selling Securityholder:

Telephone:
Email:
Fax:
Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a) Type and Principal Amount or number of shares of Registrable Securities beneficially owned:

(b) CUSIP No(s). of such Registrable Securities beneficially owned:

Unless otherwise indicated in the space provided below, all Securities and all shares of common stock listed in response to Item 3 (a) above, and all shares of common stock issuable upon conversion of the Securities listed in response to Item 3(a) above, will be included in the Registration Statement. If the undersigned does not wish all such Securities and/or shares of common stock to be so included, please indicate below the principal amount or the number of shares to be included:

4.	Beneficial Ownership of other Company securities owned by the Selling Securityholder:

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

	(a)	Type and Amount of other Company securities beneficially owned by the Selling Securityholder:

	(b)	CUSIP No(s) of such other Company securities beneficially owned:

5.	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any, position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	(a)	Is the Selling Securityholder a registered broker-dealer pursuant to Section 15 of the Exchange Act?

	(b)	If the answer to Item 6 (a) is yes, did the Selling Securityholder acquire the Registrable Securities as compensation for placement agent or investment banking services to the Company (if so, please describe)?

	(c)	Is the Selling Securityholder an affiliate of a registered broker-dealer(s) (For purposes of this response, an affiliate of, or person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.)

	(d)	If the answer to Item 6(c) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation (s):

	(e)	If the answer to Item 6(c) is yes, did the Selling Securityholder acquire the Registrable Securities in the ordinary course of business (if not, please explain)?

(f) If the answer to Item 6(c) is yes, did the Selling Securityholder, at the time of purchase of the Registrable Securities, have any agreements, understandings or arrangements, directly or indirectly, with any person to distribute the Registrable Securities (if yes, please explain)?

NOTE: The Company is required to identify you as an underwriter in the Registration Statement and related Prospectus if either:

(i) the undersigned is a registered broker-dealer and received its Registrable Securities other than as transaction-based compensation, or

(ii) the undersigned is an affiliate of a broker-dealer who did not buy Registrable Securities in the ordinary course of business and at the time of your purchase had an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities.

7.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Registration Statement only as follows (if at all). Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions and their professional fees. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market. The Selling Securityholder may pledge or grant a security interest in some or all of the Registrable Securities owned by it and if it defaults, in the performance of its secured obligations, the pledges or secured parties may offer and sell the Registrable Securities from time to time pursuant to the Prospectus. The Selling Securityholder also may transfer and donate Registrable Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling Securityholder for purposes of the Prospectus.

State any exceptions here:

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the Securities Act relating to Prospectus delivery, in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless some persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under some circumstances to indemnify the Selling Securityholder against some liabilities.

All notices to the beneficial owner hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 2 of this Notice and Questionnaire.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to provide any additional information the Company may reasonably request and to promptly notify the Company of any inaccuracies or changes in the information provided in the offering memorandum that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

In the event that the undersigned transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Company, the undersigned agrees to notify the transferee(s) at the time of transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing below, the undersigned consents to the disclosure of the information contained herein in, its answers to Items 1 through 7 above and the inclusion of such information in the Registration Statement, the related Prospectus and any state securities law or Blue Sky applications. The undersigned understands that such information will be relied upon by the Company without independent investigation or inquiry in connection with the preparation or amendment of the Registration Statement, the related Prospectus and any state securities law or Blue Sky applications.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Notice and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above. This Notice and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of laws provisions thereof.

By signing below, the undersigned agrees that if the Company notifies the undersigned that the Registration Statement is not available, the undersigned will suspend use of the Prospectus until receipt of notice from the Company that the Prospectus is again available.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

NAME OF BENEFICIAL OWNER:

Dated	(please print)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND

QUESTIONNAIRE TO THE COMPANY AT:

Alesco Financial Inc.

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Telephone: (215) 701-9632

Facsimile: (215) 861-7878

Attention: Daniel Munley